UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 13, 2005

General Cable Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

____________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 13, 2005, the registrant issued a press release relating to its entry into a U.S. dollar to Euro cross currency and interest rate swap agreement with a notional value of $150 million (the “Swap Agreement”).  The counter parties to the Swap Agreement are Merrill Lynch Capital Services, Inc. and Bank of America, N.A., each of which is obligated with respect to a cross currency amount of one-half of the notional value of the swap.  A copy of the press release describing the Swap Agreement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01

Other Events

On October 10, 2005, the registrant issued a press release, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(c)

The Exhibits accompanying this Report are listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

October 13, 2005

By:

/s/ Robert J. Siverd

Name:

Robert J. Siverd

Title:

Executive Vice President and

General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing
99.1	10/13/05 Press Release	Filed Herewith
99.2	10/10/05 Press Release	Filed Herewith